SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2012

Acroboo, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54349	27-3074682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 250, Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 637-6900

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 18, 2012, the board of directors of Acroboo, Inc. (the “Company”) determined, upon advice of management, that the Company’s financial statements and related disclosures included in the Company’s Quarterly Report on Form 10-Q for the periods ended March 31, 2011, June 30, 2011 and Annual Report on Form 10-K for the year ended September 31, 2011, (the “Previously Issued Financial Statements”) should be restated because they contain errors as addressed in Financial Accounting Standards Board Accounting Standards Codification Topic 250, Accounting Changes and Error Corrections. Accordingly, the Previously Issued Financial Statements issued by the Company should not be relied upon. The Company intends to restate the Previously Issued Financial Statements to correct these errors by amending its Quarterly Reports for the periods ended March 31, 2011, June 30, 2011 and its Annual Report on Form 10-K for the year ended September 30, 2011..

The errors in the Previously Issued Financial Statements relate to certain development stage activity transactions that occurred during the year ended September 30, 2011.

As of the date of this Current Report, management of the Company has not had sufficient time to determine the impact of these errors on its financial condition, results of operations or cash flows reported in prior periods. Accordingly, the financial condition and results of operations disclosed in prior periods can no longer be relied upon.

FOR THE EFFECT OF THE RESTATEMENT OF THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE PERIODS ENDED JUNE 30, 2011 MARCH 31, 2011 AND SEPTEMBER 30, 2011, PLEASE REFER TO THE AMENDMENTS TO THE FORM 10-Q FOR THE PERIOD ENDED JUNE 30, 2011, MARCH 31, 2011, AND TO THE FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2011 EXPECTED TO BE FILED BY DECEMBER 15, 2012 OR A DATE SOON THEREAFTER.

The Company’s Board of Directors and management discussed the matters mentioned herein with De Joya Griffith, LLC, the Company’s independent registered public accounting firm.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acroboo, Inc.

/s/ Dan Furlong

Dan Furlong

President and Principal Financial Officer

Date: September 15, 2012